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                                                                     EXHIBIT 5.1
                                 July 15, 1996




Air-Cure Technologies, Inc.
2727 Allen Parkway, Suite 760
Houston, Texas  77019

         Re:     Our File No. 3079-9501

Gentlemen:

         We have acted as counsel for Air-Cure Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration on Form S-8 of up to 100,000 shares (the "Shares") of Common Stock of the Company, which Shares are to be issued in accordance with and pursuant to the terms of the Air-Cure Technologies, Inc. Directors' Stock Option Plan (the "Plan").
This opinion is being rendered pursuant to the requirements of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission.

         In rendering our opinion, we have examined originals or copies, certified or otherwise identified, of certain corporate records of the Company which have been provided to us by the Company, and the following documents:

         1.      The Plan;

         2.      The Registration Statement on Form S-8; and

         3. The Prospectus to be delivered by the Company to participants of the Plan.

         Based on the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, it is our opinion that all of the Shares to be issued under the terms of the Plan will be, when issued, duly authorized, validly issued, fully paid and non-assessable.
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                                                    Air-Cure Technologies, Inc.
                                                                  July 15, 1996
                                                                         Page 2

         We have assumed the authenticity and accuracy of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, the conformity to originals of all documents submitted to us as copies and the information provided to us by the Company's stock transfer agent. This opinion is being furnished to you solely in connection with the Company's registration of the Shares and may be relied upon by you solely for such purpose. This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency other than the Securities and Exchange Commission or any other person without our prior written consent. This opinion is given to you as of the date hereof, and we assume no obligation to advise you of changes, facts or circumstances that may hereafter come to our attention or any changes in laws which may hereafter occur.

                                        Very truly yours,

                                        HARTZOG CONGER & CASON